AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1998
                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                                  MATTEL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                         95-1567322
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                 (310) 252-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------
              Fort Wayne Hourly Employee Personal Investment Plan
                            (Full title of the plan)

                             LELAND P. SMITH, ESQ.
                    Assistant General Counsel and Secretary
                                  Mattel, Inc.
                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                 (310) 252-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                   COPIES TO:
                             Ashley S. Newsom, Esq.
                               Riordan & McKinzie
                          300 South Grand, 29th Floor
                         Los Angeles, California 90071
                                 (213) 629-4824

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                     PROPOSED             PROPOSED
      TITLE OF EACH CLASS OF       AMOUNT            MAXIMUM              MAXIMUM             AMOUNT OF
       SECURITIES TO BE             TO BE          OFFERING PRICE        AGGREGATE           REGISTRATION
           REGISTERED           REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)         FEE
------------------------------------------------------------------------------------------------------------------------------------

          Common Stock          100,000 shares        $42.1875          $4,218,750            $1,244.53
====================================================================================================================================


(1) Shares of the Company's Common Stock are accompanied by the Company's Preference Share Purchase Rights (the "Rights") which, until the occurrence of any of certain prescribed events, are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with the Company's Common Stock. Upon the occurrence of such prescribed events, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions. There are also registered an undetermined number of additional shares of Common Stock that may be sold in accordance with the provisions of the Plan in the event of any change in the outstanding shares of Common Stock of the Company, including a stock dividend or stock split.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales price on February 27, 1998, respectively, as reported on the New York Stock Exchange.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement: Mattel's Annual Report on Form 10-K for the year ended December 31, 1996, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, its Current Reports on Form 8-K dated February 5, 1997, February 14, 1997, March 5, 1997, March 19, 1997, March 20, 1997, March 27, 1997, April 17, 1997, April 25,
1997, May 15, 1997, July 25, 1997, July 30, 1997, October 8, 1997, October 21,
1997, November 12, 1997, November 26, 1997, January 23, 1998 and February 5, 1998, its Notice of Annual Meeting of Stockholders and Proxy Statement, dated March 24, 1997 and the description of the Company's Common Stock contained in the Company's Current Report on Form 8-K filed with the Commission on July 22, 1996.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters with respect to the validity of the Common Stock being registered hereby have been passed upon for the Company by Leland P. Smith, Assistant General Counsel of the Company.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Mattel, Inc. (the "Company" or the "Registrant"), has adopted provisions in its Restated Certificate of Incorporation (the "Certificate"), which require the Company to indemnify any and all persons whom it has the power to indemnify pursuant to the Delaware General Corporation Law
(the "DGCL") against any and all expenses, judgements, fines, amounts paid in settlement, and any other liabilities to the fullest extend permitted by the DGCL.

        The Certificate also empowers the Registrant by action of its Board of Directors to purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgement, fine, amount paid in settlement or other liability, whether or not the Registrant would have the power to indemnify any such individual under the DGCL.

         In addition, the Registrant's By-laws require that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant, a director, officer, employee or agent of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except for claims by such persons for non-payment of entitled indemnification claims against the Registrant, the Registrant shall indemnify such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant's Board of Directors. The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Registrant and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws.

        The Company has entered into indemnity agreements (the "Indemnity Agreements") with each director of the Company, including directors who are also officers and employees of the Company, and certain senior officers of the Company. The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of claims made against him or her by reason of the fact that he or she is or was a director or officer of the Company. The payments to be made under the Indemnity Agreements include, but are not limited to, expenses of investigation, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement, and attorneys' fees and disbursements, except the Company is not obligated to make any payment under the Indemnity Agreements which the Company is prohibited by law from paying as indemnity, or where (a) indemnification is provided to an indemnitee under an insurance policy, except for amounts in excess of insurance coverage, (b) the claim is one for which an indemnitee is otherwise indemnified by the Company, (c) final determination is rendered in a claim based upon the indemnitee obtaining a personal profit or advantage to which he or she is not legally entitled, (d) final determination is rendered on a claim for an accounting of profits made in connection with a violation of
Section 16(b) of the Exchange Act, or similar state or common law provisions,
(e) the indemnitee was adjudged to be deliberately dishonest, or (f) (with respect to a director) liability arises out of a breach of certain of his or her fiduciary duties.

        The directors and officers of the Company and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of the Company and its subsidiaries.


ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8. EXHIBITS.

        5.1* Opinion of Leland P. Smith.

        23.1*  Consent of Price Waterhouse LLP.

        23.2*  Consent of Deloitte & Touche LLP.

        23.3*  Consent of Leland P. Smith (included in Exhibit 5).

        24.1*  Power of Attorney with respect to the Company (see page II-6).
________________
*    Included with this filing.

          Mattel, Inc. hereby undertakes to submit the Fort Wayne Hourly Employee Personal Investment Plan to the Internal Revenue Service ("IRS"), to submit any amendment to the Plan to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.


ITEM 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and to deliver or cause to be delivered to each person to whom a prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on March 6, 1998.

                                     MATTEL, INC.



                                     By: /s/ Harry Pearce
                                         ---------------------------------------
                                         Harry Pearce,  Chief Financial Officer


     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on March 6, 1998.


                                         FORT WAYNE HOURLY EMPLOYEE
                                         PERSONAL INVESTMENT PLAN

                                         PLAN ADMINISTRATORS:


                                         /s/ Michelle Charmello
                                         ---------------------------------------
                                         Michelle Charmello



                                         /s/ Leland P. Smith
                                         -----------------------------
                                         Leland P. Smith



                                         /s/ William Stavro
                                         -----------------------------
                                         William Stavro



                                         /s/ William Whitman
                                         -----------------------------
                                         William Whitman

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this registration statement hereby constitutes and appoints Jill E. Barad, Ned Mansour, Robert Normile, Leland P. Smith and John L. Vogelstein, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this registration statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                 Title                            Date
----------------------------------    --------------------------------------   --------------------

/s/ Jill B. Barad                     Chairman of the Board, President and           March 6, 1998
----------------------------------    Chief Executive Officer
Jill B. Barad

/s/ Harry Pearce                      Chief Financial Officer (Principal             March 6, 1998
----------------------------------    Financial Officer)
Harry Pearce

/s/ Kevin M. Farr                     Senior Vice President and Controller           March 6, 1998
-----------------------------------   (Chief Accounting Officer)
Kevin M. Farr

/s/ John W. Amerman                   Director                                       March 6, 1998
-----------------------------------
John W. Amerman

/s/ Dr. Harold Brown                  Director                                       March 6, 1998
-----------------------------------
Dr. Harold Brown

/s/ Joseph C. Gandolfo                Director and President, Worldwide              March 6, 1998
-----------------------------------   Manufacturing Operations
Joseph C. Gandolfo


-----------------------------------   Director
Tully M. Friedman

/s/ Ronald M. Loeb                    Director                                       March 6, 1998
-----------------------------------
Ronald M. Loeb

/s/ Ned Mansour                       Director and President, Corporate              March 6, 1998
------------------------------------  Operations
Ned Mansour

/s/ Edward N. Ney                     Director                                       March 6, 1998
------------------------------------
Edward N. Ney

/s/ William D. Rollnick               Director                                       March 6, 1998
------------------------------------
William D. Rollnick

/s/ Christopher A. Sinclair           Director                                       March 6, 1998
------------------------------------
Christopher A. Sinclair

/s/ Bruce L. Stein                    Director, President, Mattel Worldwide          March 6, 1998
------------------------------------  and Chief Operating Officer
Bruce L. Stein

/s/ John L. Vogelstein                Director                                       March 6, 1998
------------------------------------
John L. Vogelstein

                               INDEX TO EXHIBITS

SEQUENTIALLY                                                                                          SEQUENTIALLY
 NUMBERED                                                                                               NUMBERED
  EXHIBIT                                          DESCRIPTION                                            PAGE
------------                                       -----------                                          ---------
            5.1*    Opinion of Leland P. Smith     .............................................
            23.1*   Consent of Price Waterhouse LLP   ..........................................
            23.2*   Consent of Deloitte & Touche LLP     .......................................
            23.3*   Consent of Leland P. Smith (included in Exhibit 5)  ........................
            24.1*   Power of Attorney with respect to the Company (see page II-6)  .............

_______________
* Included with this filing.